                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)     DECEMBER 29, 1999
                                                --------------------------------



                              INPUT SOFTWARE, INC.
--------------------------------------------------------------------------------
              (EXACT NAME OF REGISTRATION AS SPECIFIED IN CHARTER)


            DELAWARE                     000-22292             77-0104275
---------------------------------- -------------------  ------------------------
 (STATE OR OTHER JURISDICTION OF      (COMMISSION            (IRS EMPLOYER
         INCORPORATION)               FILE NUMBER)        IDENTIFICATION NO.)


     1299 PARKMOOR AVENUE, SAN JOSE, CALIFORNIA                  95126
------------------------------------------------------- ------------------------
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE     (408) 325-3800
                                                  ------------------------------


--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS

On October 8, 1999, the Registrant's Board of Directors (the "Board") adopted a Special Incentive Bonus Plan (the "Incentive Plan"). The Incentive Plan was adjusted on December 29, 1999. The Incentive Plan was adopted to both retain and motivate management of the Registrant to improve stockholder value.

Background

In an effort to improve stockholder value the Board of Directors of the Registrant made the significant strategic decision in early 1998 to divest of its hardware division and focus solely on its software business. As a result the Registrant was renamed as Input Software, Inc in August, 1998 and completed the previously announced sale to management of the hardware division.

The Registrant continued to grow revenues and achieve profits throughout 1998 and early 1999 but was unable to realize any measurable increase to stockholder value subsequent to the date of the announced divestiture of the hardware division. During this time the Board became concerned that the robust employment climate in the Silicon Valley, coupled with the Registrant's poor stock price performance, would result in management-retention issues. Consequently the Board began reviewing various options that may help retain and motivate key management individuals of the Registrant.

Coincidentally, early 1999 market research by the Registrant indicated a potentially attractive extension of the Registrant's enterprise software technology to provide XML-based data capture for the sale of complex products via the internet. The Board reviewed management's preliminary product plans at the July 1, 1999 regular board meeting and formally approved, at the August 27, 1999 regular board meeting, the funds required to develop and launch Dynamic Input. In parallel the Board continued to consider various compensation and equity plans that were deemed necessary to retain and motivate management to execute this new product strategy. The Board elected to adopt the Incentive Plan at the October 8, 1999 regular board meeting.

The Board reconvened for a special meeting on December 29, 1999 to consider some adjustments to the Incentive Plan. Specifically, the Incentive Plan was adjusted to require a longer period of sustained share price level improvement before any bonus would be earned and was adjusted to pay a greater portion of any bonuses in the form of the Registrant's stock, thus better preserving the Registrant's cash reserves. The Incentive Plan, as adjusted on December 29, 1999, is attached to this summary as Exhibit 99.1.

Summary

In summary, the Incentive Plan will result in $2.65 million of bonus payments, with $1.0 million in the form of cash and the remainder in the form of the Registrant's common stock, to various executives of the Registrant if certain increased stock price levels are reached within a three-year period starting October 8, 1999 and sustained, on average, for forty-five calendar days. The Board believes this Incentive Plan best serves the interests of both stockholders and management,


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

as payoffs from it will only be earned upon an increase of approximately 200% to the October 8, 1999 share price.

The full description, terms and conditions of the payments are set forth in the Incentive Plan attached as Exhibit 99.1 hereto.


ITEM 7.  EXHIBITS

(c)      EXHIBITS:


         Exhibit
         Number
         -------
         99.1           Text of Incentive Plan dated December 29, 1999.


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         INPUT SOFTWARE, INC.
                                         (Registrant)



Date:  January 13, 2000                  By:    /s/ John Finegan
                                            ------------------------------------
                                             John Finegan
                                             Vice President of Finance and Chief
                                             Financial Officer


                              INPUT SOFTWARE, INC.

                                  EXHIBIT INDEX


Exhibit
Number
-------
99.1             Text of Incentive Plan dated December 29, 1999.




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